EXHIBIT 99.2

The ExOne Company Announces Second Quarter 2013 Financial Results Release and Conference Call

NORTH HUNTINGDON, Pa., July 31, 2013 (GLOBE NEWSWIRE) -- The ExOne Company (Nasdaq:XONE), a global provider of three-dimensional ("3D") printing machines and printed products to industrial customers, announced today that it will release its second quarter 2013 financial results after the closing of financial markets on Tuesday, August 13, 2013.

A conference call and webcast will be held at 8:30 a.m. Eastern Time on Wednesday, August 14, 2013, in which management will review the financial and operating results for the quarter and discuss ExOne's corporate strategies and outlook. A question-and-answer session will follow.

The teleconference can be accessed by calling (201) 689-8471. The webcast can be monitored on the Company's website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Wednesday, August 21, 2013. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 417130. An archive of the webcast will be available on the Company's website at www.exone.com and will include a transcript, once available.

The Company also announced today that the expiration of the 180-day post IPO lock-up agreements with respect to approximately 7,072,105 shares of common stock will be extended automatically from August 5, 2013 to 11:59 p.m. on August 30, 2013, due to the timing of the release of the Company's second quarter 2013 financial results. These customary lock-ups were entered into with FBR Capital Markets & Co. and the other underwriters of the Company's February 6, 2013 IPO.

About ExOne

ExOne is a global provider of 3D printing machines and printed products to industrial customers. ExOne's business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in‐house 3D printing machines. ExOne offers pre‐production collaboration and prints products through Production Service Centers, which are located in the United States, Germany and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated products, including consumables and replacement parts, and services, including training and technical support, necessary for purchasers of its machines to print products. For more information, visit www.exone.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "typically," "anticipates," "believes," "appears," "could," "plan," and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, energy and other industrial products; the impact of disruption of our manufacturing facilities or PSCs; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; and the adequacy of our protection of our intellectual proper, and other factors disclosed in the Company's Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT: Media:
         Nicole McEwen
         Marketing Director
         (724) 765-1328
         nicole.mcewen@exone.com

         Investors:
         John Irvin
         Chief Financial Officer
         (724) 765-1310
         john.irvin@exone.com